UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2008

iDcentrix, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51263	20-4650531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Rosecrans Avenue, Suite 4240 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (310) 414-2675

_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement

On December 11, 2008, IDCX Co. (“IDCX”), a wholly-owned subsidiary of the Registrant, and Fortress Paper Ltd., a corporation organized under the laws of British Columbia (“Fortress”), entered into amendments to (i) the Amended and Restated Technology Sub-License Agreement, dated for reference January 31, 2008, by and between IDCX and Fortress (the “Canadian Sub-License”) and (ii) the Technology Sub-License Agreement (US), dated for reference January 31, 2008, by and between IDCX and Fortress (the “Worldwide Sub-License” and, collectively with the Canadian Sub-License, the “Sub-Licenses”), respectively (each, an “Amendment” and, collectively, the “Amendments”).

The Sub-Licenses provide for the sub-license to IDCX by Fortress of certain patents and other security card related intellectual property (the “Licensed Technology”).  Pursuant to the Sub-Licenses, IDCX was required to expend a minimum of $2 million on research and development to improve the Licensed Technology during the initial five (5) years of the term of the Sub-Licenses, including a minimum expenditure of $800,000 by January 10, 2010.

The Amendments remove from the Sub-Licenses all obligations of IDCX to make specified expenditures on research and development during the term of the Sub-Licenses.

In the Sub-Licenses, IDCX agreed to assign and transfer to the owner of the Licensed Technology any improvements on the Licensed Technology designed, made or acquired by IDCX during the term of the Sub-Licenses.  Any such improvements assigned and transferred to the owner of the Licensed Technology by IDCX would then become part of, and be treated as Licensed Technology under, the Sub-Licenses.

In consideration of Fortress’ agreement to remove the obligations of IDCX to make the specified minimum expenditures on research and development with respect to the Licensed Technology, IDCX agreed in the Amendments that it will grant to Fortress co-ownership of, and certain rights to use, new intellectual property that IDCX acquires or develops during the term of the Sub-Licenses that would not constitute improvements on the Licensed Technology and would not have been subject to the provisions of the Sub-Licenses described in the immediately preceding paragraph.  This provision of the Amendments (to grant co-ownership with respect to the developments acquired or made by IDCX which would not constitute improvements on the Licensed Technology) will be of no further force or effect following a change of control of the Registrant as set out in the Amendments.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iDcentrix, Inc.
Date: December 17, 2008	By:	/s/ Francine Dubois
Francine Dubois
Chief Executive Officer